Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference in this Registration Statement on Form F-3 of our report dated April 25, 2024, with respect to the consolidated financial statements of Oriental Culture Holding LTD and subsidiaries which appears in its Annual Report on Form 20-F for the years ended December 31, 2023 and 2022 and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

December 5, 2024